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                                                                     EXHIBIT 8.1
                     [LETTERHEAD OF FOLEY, HOAG & ELIOT LLP]



                                            June 13, 1996

HILLS STORES COMPANY
15 Dan Road
Canton, Massachusetts 02021

Re:      Hills Stores Company
         Registration Statement on Form S-4
         Registration Number 333-05003

Ladies and Gentlemen:

         We have acted as counsel to Hills Stores Company, a Delaware corporation (the "Company"), in connection with its preparation and issuance of a Registration Statement on Form S-4 (Registration No. 333-05003), as amended by Amendment No. 1 thereto, under the Securities Act of 1933, with respect to $195,000,000 aggregate principal amount of its 12 1/2% Senior Notes due 2003, Series B (the "Series B Notes"). The Company has offered (the "Exchange Offer") to exchange $1,000 principal amount of Series B Notes for each $1,000 principal amount of its 12 1/2% Senior Notes due 2003 (the "Series A Notes") sold by the Company on April 19, 1996. Such Registration Statement is referred to herein as the "Registration Statement" and the Prospectus forming a part of the Registration Statement is referred to as the "Prospectus."

         In arriving at the opinion expressed below, we have examined and relied on copies of the Registration Statement and the Prospectus, as well as originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

         Based on the foregoing, we are of the opinion that the statements made in the Prospectus under the caption "Certain Federal Income Tax Considerations" accurately reflect the material United States federal income tax consequences, to a holder of Series A Notes, of the exchange of the Series B Notes for the Series A Notes pursuant to the Exchange Offer.
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HILLS STORES COMPANY
June 13, 1996
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         We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                Very truly yours,

                                                FOLEY, HOAG & ELIOT LLP

                                                By: /s/ Richard Schaul-Yoder
                                                    ------------------------
                                                    A Partner